                                                                   EXHIBIT 10.28

                          CONSULTING SERVICES AGREEMENT

            MADE AND EXECUTED IN TEL AVIV ON THE 25TH OF MARCH, 1998

BETWEEN:         Ituran Location and Control, Ltd.

                 Private Co. 51-193664-3

                 Of:  3 Hashikma Street, Azor Industrial Zone

                 (hereinafter:  "THE COMPANY")

                                                                THE FIRST PARTY;

AND BETWEEN:     Yehuda Kahane

                 Identity No. 0519199

                 Of:  119 Bar Kochba Street, Herzliya

                 (hereinafter:  "THE CONSULTANT")

                                                               THE SECOND PARTY;

WHEREAS:         The Company is interested in hiring the Consultant to provide ongoing financial consulting, organization, training and
                 execution of the Company's financial activities; consulting as regards investment through various financial instruments; rate protection, and management of the Company's investment
                 portfolios and everything this shall entail (hereinafter, "THE
                 FINANCIAL SERVICES");

AND WHEREAS:     The Consultant has stated that he has the knowledge, experience and ability to provide the Company with the Financial Services it has requested, either personally or through a financial company he controls;

AND WHEREAS:     The parties wish to standardize the relationship between them through this agreement;

     THEREFORE THE PARTIES HAVE DECLARED, AGREED AND STIPULATED AS FOLLOWS:

1.     PREAMBLE

       1.1    The preamble to this Agreement and the declarations of the Parties contained therein shall constitute integral part of this
              Agreement.

       1.2    The headings contained in this Agreement are for convenience only, and shall have no interpretive purpose whatsoever regarding this
              Agreement.

2.     THE CONSULTANT'S DECLARATIONS AND UNDERTAKINGS

       The Consultant does hereby declare and undertake as follows:

       2.1    That there is no legal or other obstacle that would prevent him from signing this Agreement and fulfilling his obligations accordingly;

       2.2    That he has the knowledge, ability and skills needed to fulfill the position in accordance with the provisions of this Agreement;

       2.3    That he undertakes to fulfill his position skillfully, expertly, dutifully, faithfully and honestly, and to act to the best of his ability to safeguard and advance the Company's economic interests;

       2.4    To act faithfully and with integrity towards the Company;

       2.5    That during the Agreement period, he shall act within the
              framework of the procedures and arrangements as defined by the
              Company from time to time, and shall report to the Company, in accordance with the procedures and provisions that shall be defined from time to time, regarding his activity and any other information involving his job and its performance, as well as any other information he learns concerning the Company and its business;

       2.6    That he will provide the Consulting Services to the best of his ability, in a manner that is professional and efficient, with the proper dedication and diligence.

       2.7    That the parties have no intention of establishing or conducting an employee-employer relationship between the Company and the
              Consultant, and that any Services that are provided shall be done so as independent services against the presentation of a tax invoice; and that all of the sums stated in this Agreement and any undertakings the parties shall take upon themselves as part of the
              Consulting Services are based on the correctness of the
              assumptions regarding the nature of the legal relationship established in this Agreement.

3.     EMPLOYMENT OF THE CONSULTANT

       3.1    It is hereby agreed between the Parties that the Company is hiring the Consultant's services for the purpose of providing the
              Financial Services, and all this as an independent consultant
              (hereinafter, "THE POSITION").

       3.2    In exchange for his services, the Company shall pay the Consultant a monthly consulting fee in the amount of NIS 4,000 linked to the
              Consumer Price Index published on February 15, 1998, that is, the
              CPI for January 1998, plus VAT as required by law against the receipt of a tax invoice (hereinafter, "THE CONSULTING FEE"). The
              Consulting Fee shall be paid to the Consultant by the 10th of each
              Gregorian month for the preceding month, against a tax invoice to be presented to the Company by the Consultant not later than 10 days from the date of payment.

4.     THE EMPLOYMENT PERIOD

       4.1    The employment period shall be 2 (two) years, beginning from the date on which this Agreement is signed (hereinafter, "THE
              EMPLOYMENT PERIOD"). At the end of the two-year period the
              Agreement period shall be renewed automatically for an additional two years, and so on, subject to the contents of Section 4.2 below
              (each additional employment period shall be called, hereinafter,
              "THE EXTENDED EMPLOYMENT PERIOD").

       4.2    The Company and the Consultant may (each one separately) terminate this Agreement via advance written notification to be sent to the other party at least 180 days prior to the end of the Employment
              Period or the Extended Employment Period, as relevant. To remove all doubt, the right to terminate this Agreement shall apply to each party, as stated, only at the end of the first two years, such that in any event, the Agreement period shall not end before two years from the date on which this Agreement is signed.

5.     THE COMPANY'S DECLARATIONS

       The Company hereby declares as follows:

       5.1    That the decision to contract with the Consultant through this
              Agreement was legally accepted and approved by the appropriate bodies, in accordance with the relevant Company documents;

       5.2    That there is no restriction, prohibition or obstacle, either under law or according to this document, that would apply to the contractual arrangements set forth in this Agreement;

       5.3    That it has no objection if the Consulting Services are provided by a company controlled by the Consultant, at the Consultant's discretion.

6.     RELATIONSHIPS BETWEEN THE PARTIES REGARDING THE PROVISION OF THE
       CONSULTING SERVICES

       Regarding the provision of the Consulting Services, it is hereby explicitly agreed and stated that:

       6.1    There shall be no employee-employer relationship between the
              Company and the Consultant, rather the relationship will only be that of a contractor and client, and any right the Company may have to supervise and/or audit and/or give instructions to the
              Consultant are merely a means for ensuring the performance of the
              Consultant's undertaking according to this Agreement, and shall in no way be construed as creating an employee-employer relationship between the Company and the Consultant;

       6.2    It is further agreed and declared that the Consultant does not have, nor shall he have, any employee rights in the Company in any manner and form whatsoever; and that the Consultant shall not be entitled to payment and/or compensation and/or benefits from the
              Company in connection with performing his undertakings according to this Agreement and/or any instructions given in this regard and/or any instructions given to him and/or any connection with the conclusion of this Agreement between the parties and/or termination of the provision of the Consulting Services

              according to this Agreement for any reason whatsoever, unless stated otherwise in this Agreement.

       6.3    The Consultant hereby explicitly undertakes that he shall be prohibited and barred from claiming with any body whatsoever, including a court and/or competent tribunal, that an
              employee-employer relationship applies and/or did apply between himself and the Company, during the entire service provision period.

       6.4    To remove all doubt, the Consultant undertakes to ensure than any tax, fee or any type of mandatory payment that applies to the services provided to the Company under the terms of this
              Agreement, shall be paid by them regularly and continually, at their appointed time.

7.     ENDORSEMENT OF RIGHTS

       It is hereby explicitly agreed that the Parties shall not be entitled to transfer their rights and/or undertakings under this Agreement, either entirely or partially, to any other and/or others, without obtaining the express written consent, in advance, from the other Party. It is hereby clarified that this section shall not derogate from the Consultant's right to provide the Company with the Financial Services through a company under his control, provided that the Consultant's undertakings in accordance with this Agreement shall apply to the said company.

8.     GENERAL

       8.1    Stamp Tax on this Agreement, if applicable, shall apply to both parties equally.

       8.2    This Agreement nullifies all prior agreements, undertakings and understandings between the Parties with regard to the matters set forth therein, and it shall take precedence over any of the said agreements, undertakings and understandings.

       8.3    This Agreement shall constitute everything that is agreed between the Parties on the matters set forth therein, and it cannot be amended or changed except via a written document signed by the
              Parties.

       8.4    If it should be determined that any of the provisions contained in this Agreement cannot be enforced and/or are invalid for any reason whatsoever, this shall not jeopardize and/or invalidate the remaining provisions of this Agreement.

       8.5    Any waiver, extension, concession, silence, omission or delay by any party to this Agreement regarding the existence or
              non-existence, either total or partial, of any of the Parties'
              undertakings according to this Agreement, shall not be considered as a waiver by that Party in favor of the other of any of his rights, or a waiver or obstacle with regard to any other case.

       8.6    The Parties hereby agree irrevocably that with regard to this
              Agreement and/or that which derives therefrom, the sole and exclusive legal authority

              shall only be the courts and/or authorized tribunals of the city of Tel Aviv-Jaffa.

       8.7    So long as neither party informs the other party in writing otherwise, the addresses of the Parties for the purpose of this
              Agreement shall be as specified in the Preamble to this Agreement, and any notification sent in accordance with this Agreement shall be viewed as having been received by the other party on the day on which it has been sent if delivered to that address or if sent via facsimile; or, at the end of 4 (four) business days from the day it was sent via post - if sent via post.

       8.8    The Parties declare that they have read this Agreement carefully and have signed it of their own free will, with an understanding of its contents and the undertakings they have taken upon
              themselves and their meaning.

       AND IN EVIDENCE THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

                   [signed]                     [signed]

          -------------------------     -------------------------
                 The Company                  The Consultant

                 ADDENDUM TO THE CONSULTING SERVICES AGREEMENT
          MADE AND EXECUTED IN TEL AVIV ON THE      OF        , 2003

                                    BETWEEN:

                        Ituran Location and Control, Ltd.

                             Public Co. 52-004381-1

                           Of: 3 Hashikma Street, Azor

                          (hereinafter: "THE COMPANY")

                                                                THE FIRST PARTY;

                                  AND BETWEEN:

                                  Yehuda Kahane

                              Identity No. 0519199

                       Of: 119 Bar Kochba Street, Herzliya

                         (hereinafter: "THE CONSULTANT")

                                                               THE SECOND PARTY;

WHEREAS:       On March 25, 1998 the parties signed an agreement for the
               provision of Consulting Services (hereinafter, "the Agreement"), which set forth the conditions under which the Consultant would provide financial consulting services (as defined in the
               Agreement) to the Company and would receive Compensation in exchange for the said Services;

AND WHEREAS:   The Parties wish to increase the level of the Compensation to which the Consultant would be entitled from the Company for the Financial Services, while the monthly consulting hours given by the Consultant to the Company would increase concomitantly;

AND WHEREAS:   The changes in the terms of the Agreement were approved by the
               Auditing Committee, the Board of Directors and the Company's
               general meeting;

     THEREFORE THE PARTIES HAVE DECLARED, AGREED AND STIPULATED AS FOLLOWS:

1.    The Preamble to this Addendum constitutes an integral part thereof.

2.    The provisions of the Agreement shall continue to remain in force, unless and to the extent that they have been explicitly amended in this
      Addendum.

3.    The terms used in this Addendum shall have the same meaning as intended in the Agreement.

4.    It is hereby agreed between the Parties that as of June 23, 2003, the
      Compensation paid by the Company to the Consultant shall be increased to a monthly figure of NIS 15,000 (fifteen thousand) linked to the CPI published at the time this Addendum was signed, in addition to VAT as required by law.

5.    It is hereby agreed between the Parties that the Consultant shall provide the Company with the Financial Services at a scope of 15 hours per month.

      AND IN EVIDENCE THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

      [signed and stamped]                   [signed "Y. Kahane" and stamped]

      Ituran Location and Control, Ltd.      Ituran Location and Control, Ltd.
      ---------------------------------      ---------------------------------
                 The Company                            Yehuda Kahane